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BlackRock Index Funds, Inc. (the "Registrant"): BlackRock International Index
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Fund and BlackRock Small Cap Index Fund (each, a "Fund")
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77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Articles Supplementary to Articles of Incorporation with respect to each of the Funds filed with the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

                          BLACKROCK INDEX FUNDS, INC.

              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION

   BLACKROCK INDEX FUNDS, INC. (hereinafter referred to as the "Corporation"), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

   FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Two Billion Two Hundred Fifty Million (2,250,000,000) shares of capital stock as follows:

                                                           Number of Authorized
Series and Classes                                                Shares
------------------                                         --------------------
BlackRock Small Cap Index Fund
   Investor A Common Stock                                          208,000,000
   Institutional Common Stock                                       208,000,000
   Class K Common Stock                                             208,000,000
BlackRock International Index Fund
   Investor A Common Stock                                          208,000,000
   Institutional Common Stock                                     1,208,000,000
   Class K Common Stock                                             208,000,000
                                                           Total: 2,248,000,000

   The remainder of the Corporation's capital stock, Two Million
(2,000,000) shares of common stock, is not designated as to any class or series.

   All shares of the Corporation's capital stock have a par value of $0.0001 per share, and an aggregate par value of Two Hundred Twenty Five Thousand Dollars ($225,000).

   SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation's charter, the Board of Directors hereby increase the total number of authorized shares of capital stock of the Corporation by One Billion Nine Hundred Ninety Eight Million (1,998,000,000).

   THIRD: After the increase in the number of authorized shares, the Corporation will have the authority to issue Four Billion Two Hundred Forty Eight Million (4,248,000,000) shares of capital stock as follows:

                                                           Number of Authorized
Series and Classes                                                Shares
------------------                                         --------------------
BlackRock Small Cap Index Fund
   Investor A Common Stock                                      208,000,000
   Institutional Common Stock                                   208,000,000
   Class K Common Stock                                       1,208,000,000


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
BlackRock International Index Fund
   Investor A Common Stock                                          208,000,000
   Institutional Common Stock                                     1,208,000,000
   Class K Common Stock                                           1,208,000,000
                                                           Total: 4,248,000,000

   After this increase in the authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock, including the shares of common stock, will have a par value of $0.0001 per share, and an aggregate par value of Four Hundred Twenty Four Thousand Eight Hundred Dollars ($424,800).

   FOURTH: All of the shares of the Corporation's capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation's charter.

                           [signatures on next page]

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   IN WITNESS WHEREOF, BLACKROCK INDEX FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed and attested by its Secretary on March 17, 2016.

                                             BLACKROCK INDEX FUNDS, INC.

                                             By:  /s/ John M. Perlowski
                                                  ------------------------------
                                                  John M. Perlowski
                                                  President and Chief Executive
                                                  Officer

ATTEST:

/s/ Ben Archibald
--------------------------
Ben Archibald
Secretary

   The undersigned, President and Chief Executive Officer of BLACKROCK INDEX FUNDS, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: March 17, 2016                    /s/ John M. Perlowski
                                         --------------------------------------
                                         John M. Perlowski
                                         President and Chief Executive Officer

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